UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section l3 and l5(d) of the
Securities Exchange Act of l934

January 28, 2009

Date of report (date of earliest event reported)

STANDARD PARKING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

900 N. Michigan Avenue, Suite 1600, Chicago, Illinois  60611

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has entered into an Amended and Restated Employment Agreement with James A. Wilhelm, pursuant to which Mr. Wilhelm will continue as President and Chief Executive Officer of the Company through May 1, 2011.  The foregoing description of this Amended and Restated Employment Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Agreement, which is attached as exhibit 10.1 to this report and is incorporated herein by reference.

In addition, the Company has entered into an Amendment to the respective employment agreements of G. Marc Baumann and Michael K.Wolf, each a named executive officer of the Company.  Each respective Amendment modifies certain provisions of each executive officer’s existing employment agreement regarding protection of Company confidential information and provides that each executive may receive salary continuation payments upon termination.  The foregoing description of the Amendments is not intended to be complete and is qualified in its entirety by the complete text of the Amendments for Messrs. Baumann and Wolf, which are attached as exhibit 10.2 and exhibit 10.3 to this report, respectively, and are incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

10.1         Amended and Restated Executive Employment Agreement, dated January 28, 2009, by and between Standard Parking Corporation and James A. Wilhelm.

10.2         Second Amendment to Amended and Restated Employment Agreement, dated January 28, 2009, by and between Standard Parking Corporation and G. Marc Baumann.

10.3         Sixth Amendment to Employment Agreement, dated January 28, 2009, by and between Standard Parking Corporation and Michael K. Wolf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PARKING CORPORATION

Date: February 2, 2009	By:	/s/ G. Marc Baumann
G. Marc Baumann,
Chief Financial Officer

EXHIBIT INDEX

10.1         Amended and Restated Executive Employment Agreement, dated January 28, 2009, by and between Standard Parking Corporation and James A. Wilhelm.

10.2         Second Amendment to Amended and Restated Employment Agreement, dated January 28, 2009, by and between Standard Parking Corporation and G. Marc Baumann.

10.3         Sixth Amendment to Employment Agreement, dated January 28, 2009, by and between Standard Parking Corporation and Michael K. Wolf.